UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________

                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                           _________________________

        Date of Report (Date of earliest event reported): November 22, 2004

                                  MERISEL, INC.
               (Exact name of registrant as specified in its charter)

            Delaware                01-17156              95-4172359
         (State or other          (Commission         (I. R. S. Employer
         jurisdiction  of         File Number)        identification No.)
          incorporation)

               200 Continental Boulevard             90245-0948
                El Segundo, California               (Zip Code)
                 (Address of principal
                  executive offices)
                           __________________________

        Registrant's telephone number, including area code: (310) 615-3080

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below) :

___ Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     A description of the Employment Agreement between Mr. Donald Uzzi and Merisel, Inc. dated November 22, 2004, is incorporated herein by reference to
Item 5.02  below.  A copy of this  employment  agreement  is attached as Exhibit
99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective November 22, 2004, Mr. Donald Uzzi, age 52, became the new President and Chief Executive Officer of Merisel, Inc. ("Merisel"). From July 1999 to December 2002, Mr. Uzzi was Senior Vice President, Senior Leader
Operating Team at EDS Corporation, the computer services company. His responsibilities at EDS included advertising, marketing, communications, government affairs, strategic alliance planning, and alliance sales on a global basis. Since December 2002, Mr. Uzzi has provided private consulting services to various companies on marketing, corporate strategy, and communications.

     The terms of Mr. Uzzi's employment and his compensation are set forth in an employment agreement between Mr. Uzzi and Merisel. A copy of this employment agreement is attached as Exhibit 99.1. The initial term of the employment agreement is for a period of three years beginning on November 22, 2004, and will automatically renew for additional one-year terms unless either party gives written notice of non-renewal at least 90 days before expiration of the then effective term.

     Under the employment agreement, Mr. Uzzi will receive an initial base salary of $200,000 per year. The base salary will increase to $450,000 upon an attainment by Merisel of earnings before taxes of at least $12 million on a rolling four-quarter basis, and to $500,000 upon an attainment by Merisel of earnings before taxes of at least $15 million on a rolling four-quarter basis. The base salary will increase to $400,000 if, prior to the attainment of either earnings before taxes goal, there is a consummation of an acquisition by Merisel of any entity as approved by Merisel's Board of Directors. Mr. Uzzi also will be eligible for an annual bonus with a target level of 100% of his base salary, to be awarded based on achievement of Merisel's forecasted EBITDA in the financial plan approved by the Board and such other criteria as may be determined by the Board or the Compensation Committee. Mr. Uzzi's annual bonus for calendar year 2005 will be equal to at least 50 percent of his base salary. Mr. Uzzi also will receive a relocation allowance of $100,000 for expenses associated with the relocation of his family and moving of his household goods and furnishings to a new residence.

     If Mr. Uzzi's employment is terminated by Merisel without "cause" (as defined in the employment agreement), Mr. Uzzi will be entitled to continuation of his base salary for a period ending on the later of (x) the first anniversary of the date of termination and (y) the remaining period of the term of the employment agreement. In the event of termination of Mr. Uzzi's employment by Merisel without cause or resignation by Mr. Uzzi for "good reason" (as defined in the employment agreement) during the one-year period following a change in control of Merisel, Mr. Uzzi will be entitled to continuation of his base salary for a period ending on the later of (x) the second anniversary of the date of


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such  termination or resignation and (y) the remaining period of the term of the agreement. In the event of termination of employment due to Mr. Uzzi's death or disability, Mr. Uzzi will be entitled to continuation of base salary for 60 days following termination. Mr. Uzzi will be entitled to a pro rata portion of his annual bonus for the calendar year in which the termination occurs, based upon the attainment of the applicable criteria up to the date of termination, in the event of (i) termination by Merisel without cause, (ii) within one year following a change in control, termination by Merisel without cause or resignation by Mr. Uzzi for good reason, (iii) termination following Merisel's delivery to Mr. Uzzi of a notice or nonrenewal, or (iv) Mr. Uzzi's death or disability.

     Under the employment agreement, effective November 22, 2004, Mr. Uzzi was granted 150,000 restricted shares of Merisel's common stock, as well as options to purchase 300,000 shares of Merisel's common stock. The stock options were granted in three equal tranches, with per share exercise prices of $5.00, $8.00 and $12.00, respectively. The stock options and restricted shares will vest an initial 50 percent on November 22, 2005, and an additional 25 percent on each of November 22, 2006 and 2007. If Mr. Uzzi's employment is terminated by Merisel without cause, a pro rata portion of the unvested stock options and restricted shares that were scheduled to have vested on the next scheduled vesting date following the date of termination will become immediately vested. If Mr. Uzzi's employment is terminated by Merisel without cause prior to November 22, 2005, 25,000 of the stock options in each tranche and 37,500 restricted shares shall become fully vested and a pro rata portion of the remaining unvested stock options in each tranche and the remaining restricted shares that were scheduled to have vested on November 22, 2005, will become immediately vested. If Mr. Uzzi's employment is terminated due to Mr. Uzzi's death or disability prior to November 22, 2005, 25,000 of the stock options in each tranche and 37,500 restricted shares shall become fully vested. If, within one year following a change in control of Merisel, Mr. Uzzi's employment is terminated by Merisel without cause or Mr. Uzzi resigns for good reason, all outstanding unvested stock options and all outstanding unvested restricted shares shall become fully vested.

     Under the employment agreement, Mr. Uzzi agrees not to disclose the Merisel's confidential information and, for a period of two years following termination of his employment for any reason, not to compete with the business of Merisel and not to solicit or otherwise to interfere with Merisel's relationship with its customers or employees.

     There are no family relationships between Mr. Uzzi and any other director or executive officer of Merisel.

     Mr. Uzzi is not a director of any other public or private companies.

     With the exception of Mr. Uzzi's employment contract, Merisel has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Uzzi, or any member of his immediate family, has a direct or indirect material interest.

     Mr. Uzzi replaces Timothy N. Jenson, who, as announced by Merisel on November 15, 2004, tendered his resignation from all offices and directorships of Merisel and its subsidiaries effective November 22, 2004. Except for Mr. Jenson's resignation and Mr. Uzzi's appointment, the remainder of Merisel's Board of Directors and officers remain the same. Mr. Jenson's resignation followed a decision by the Audit Committee of Merisel to investigate the sale of certain assets and liabilities that had principally comprised Merisel's software licensing business, including notes and real property assets, to D&H Services, LLC. Among other things, the investigation has focused on Mr. Jensen's relationships with D&H Services, LLC and its principals, and whether the financial and other terms of the transaction were fair to Merisel. The investigation of the D&H transaction and of Mr. Jenson's activities is continuing, and Merisel is considering available legal options, including possible rescission of the D&H transaction, and other remedies to recover any damages suffered by Merisel.

     A copy of a press release dated November 22, 2004 announcing these matters is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

    Exhibit 99.1 - Employment Agreement between Mr. Donald Uzzi and Merisel,
                   Inc. dated November 22, 2004.

    Exhibit 99.2 - Press Release of Merisel, Inc. dated November 22, 2004.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 MERISEL, INC.

Date:    November 23, 2004            /s/ Allyson Vanderford
                                 By:  -----------------------------
                                Name: Allyson Vanderford
                             Title:   Vice President, Finance and Treasurer



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
                             EXHIBIT INDEX

-------------------------------------- --------------------------------------
Exhibit Number                         Exhibit Description
-------------------------------------- --------------------------------------
-------------------------------------- --------------------------------------
99.1                                   Employment Agreement between Mr. Donald
                                       Uzzi and Merisel, Inc. dated November 22,
                                       2004.
-------------------------------------- --------------------------------------
-------------------------------------- --------------------------------------
99.2                                   Press Release of Merisel, Inc. dated
                                       November 22, 2004
-------------------------------------- --------------------------------------
